Exhibit 25

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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A

                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE

                      ELIGIBILITY OF A TRUSTEE PURSUANT TO

                             SECTION 305(b)(2) |__|

                              THE BANK OF NEW YORK

               (Exact name of trustee as specified in its charter)

New York                                          13-5160382
(Jurisdiction of incorporation or                 (I.R.S. Employer
organization if not a U.S. national bank)         Identification No.)
48 Wall Street, New York, N.Y.                    10286
(Address of principal executive offices)          (Zip code)

                                   FOAMEX L.P.

                           FOAMEX CAPITAL CORPORATION

                          GENERAL FELT INDUSTRIES, INC.

                               FOAMEX FIBERS, INC.

                                   FOAMEX LLC

               (Exact name of obligor as specified in its charter)

Delaware                                                 05-0475617
Delaware                                                 22-3182164
Delaware                                                 13-3476119
Delaware                                                 13-3819884
Delaware
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                           Identification No.)

1000 Columbia Avenue
Linwood, Pennsylvania                                    10961
(Address of principal executive offices)                 (Zip code)


                   13 1/2% Senior Subordinated Notes Due 2005

                       (Title of the indenture securities)

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1.   General information. Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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                 Name                                        Address
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 Superintendent of Banks of the State of New York      2 Rector Street
                                                       New York, N.Y. 10006,
                                                       and Albany, N.Y. 12203

 Federal Reserve Bank of New York                      33 Liberty Plaza
                                                       New York, N.Y. 10045

 Federal Deposit Insurance Corporation                 Washington, D.C. 20429
 New York Clearing House Association                   New York, New York 10005

     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)


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     6.   The consent of the Trustee required by Section 321(b) of the Act.
          (Exhibit 6 to Form T-1 filed with Registration Statement No.
          33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


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                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 22nd day of January, 1998.

                                              THE BANK OF NEW YORK

                                              By: /s/ JAMES W.P. HALL
                                                  ------------------------------
                                                  Name:  JAMES W.P. HALL
                                                  Title: VICE PRESIDENT
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                                                         Exhibit 7 to Form T-1

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK
                     of 48 Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  DOLLAR AMOUNTS
                                                                  (in thousands)
ASSETS

Cash and balances due from depository institutions:

         Noninterest-bearing balances and currency and coin     $    5,004,638

         Interest-bearing balances.........................          1,271,514

Securities:

         Held-to-maturity securities.......................          1,105,782
         Available-for-sale securities.....................          3,164,271
         Federal funds sold and Securities purchased under
         agreements to resell..............................          5,723,829

Loans and lease financing receivables:

         Loans and leases, net of unearned income..........         34,916,196
         LESS: Allowance for loan and lease losses.........            581,177
         LESS: Allocated transfer risk reserve.............                429
         Loans and leases, net of unearned income,                  34,334,590
         allowance, and reserve............................
Assets held in trading accounts............................          2,035,284
Premises and fixed assets
(including capitalized leases).............................            671,664
Other real estate owned....................................             13,306
Investments in unconsolidated subsidiaries and associated
companies..................................................            210,685

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Customers' liability to this bank on acceptances outstanding
                                                                     1,463,446

Intangible assets..........................................            753,190
Other assets...............................................          1,784,796
                                                                 -------------
Total assets...............................................      $  57,536,995
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LIABILITIES
Deposits:

         In domestic offices...............................      $  27,270,824
         Noninterest-bearing...............................         12,160,977
         Interest-bearing..................................         15,109,847
         In foreign offices, Edge and Agreement
         subsidiaries, and IBFs............................         14,687,806
         Noninterest-bearing...............................            657,479
         Interest-bearing..................................         14,030,327
Federal funds purchased and Securities sold under

agreements to repurchase...................................          1,946,099
Demand notes issued to the U.S. Treasury...................            283,793
Trading liabilities........................................          1,553,539
Other borrowed money:

         With remaining maturity of one year or less.......          2,245,014
         With remaining maturity of more than one year
         through three years...............................                  0
         With remaining maturity of more than three

         years.............................................             45,664
Bank's liability on acceptances executed and
outstanding................................................          1,473,588
Subordinated notes and debentures..........................          1,018,940
Other liabilities..........................................          2,193,031
                                                                 -------------
Total liabilities..........................................         52,718,298
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EQUITY CAPITAL

Common Stock...............................................          1,135,284
Surplus....................................................            731,319
Undivided profits and capital reserves.....................          2,943,008

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Net unrealized holding gains (losses) on available-for-sale
securities.................................................             25,428
Cumulative foreign currency translation adjustments........            (16,342)
                                                                 -------------
Total equity capital.......................................          4,818,697
                                                                 -------------
Total liabilities and equity capital.......................      $  57,536,995
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      I, Robert E. Keilman, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                      Robert E. Keilman

      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                                      J. Carter Bacot
                                                      Thomas A. Renyi
                                                      Alan R. Griffith
                                                      Directors